UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

       Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

        (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

1

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

2

INFORMATION INCLUDED IN THE REPORT

Item 2.02.

Results of Operations and Financial Condition

Registrant has reported its results of operations for the three months and fiscal year ended October 31, 2013, as described in Registrant’s news release dated November 26, 2013, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.

Document

99.1

Press release issued by the Registrant dated November 26, 2013

3

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

 (Registrant)

Date:

November 26, 2013

/s/ Laurie G. Hylton

Laurie G. Hylton, Chief Financial Officer &

Chief Accounting Officer

4

EXHIBIT INDEX

Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K.  The following exhibit is filed as part of this Report:

Exhibit No.

Description

99.1

Copy of Registrant's news release dated November 26, 2013

5

Exhibit 99.1

News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2013

Boston, MA, November 26, 2013 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.55 for the fourth quarter of fiscal 2013, an increase of 4 percent over the $0.53 of adjusted earnings per diluted share in the fourth quarter of fiscal 2012 and an increase of 6 percent over the $0.52 of adjusted earnings per diluted share in the third quarter of fiscal 2013.  Adjusted earnings per diluted share were $2.08 for the full fiscal year ended October 31, 2013, an increase of 10 percent over the $1.89 for the fiscal year ended October 31, 2012.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.45 in the fourth quarter of fiscal 2013, $0.45 in the fourth quarter of fiscal 2012 and $0.18 in the third quarter of fiscal 2013. Adjusted earnings per diluted share differed from GAAP earnings per diluted share in the fourth quarter of fiscal 2013 and 2012 due to adjustments in connection with increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.10 and $0.08 per diluted share, respectively. Adjusted earnings per diluted share differed from GAAP earnings per diluted share in the third quarter of fiscal 2013 to reflect $0.28 per diluted share of costs associated with retiring $250 million of the Company’s 6.5 percent 2017 Senior Notes (“2017 Senior Notes”), $0.05 per diluted share of charges in connection with settling a state tax matter and $0.01 per diluted share of closed-end structuring fees incurred in connection with the $135 million initial public offering of Eaton Vance Floating-Rate Income Plus Fund in June.  The Company’s GAAP earnings per diluted share were $1.53 for the fiscal year ended October 31, 2013 and $1.72 for the fiscal year ended October 31, 2012.

Net income and gains on seed capital investments were negligible in the fourth quarter of fiscal 2013 and contributed $0.02 per diluted share in the fourth quarter of fiscal 2012.  Losses (net of interest and dividend income) on seed capital investments reduced diluted earnings by $0.02 per share in the third quarter of fiscal 2013.

Net inflows of $3.9 billion into long-term funds and separate accounts in the fourth quarter of fiscal 2013 were driven by strong flows into floating-rate income and implementation services, and represent a 6 percent annualized internal growth rate (net inflows into long-term assets divided by beginning of period long-term assets managed). For comparison, the Company had net inflows of $2.2 billion in the fourth quarter of fiscal 2012 and $8.8 billion in the third quarter of fiscal 2013. Net inflows of $24.7 billion for the fiscal year 2013 equate to 12 percent annual internal growth and compare to $0.2 billion of net inflows in fiscal 2012.

"Fiscal 2013 was a period of significant progress for Eaton Vance, as we achieved double-digit organic growth and expanded our capabilities through the successful acquisition of Clifton Group" said Thomas E. Faust Jr., Chairman and Chief Executive Officer. "I see the Company as well-positioned for how our industry is evolving and poised for continued success."

Consolidated assets under management were $280.7 billion on October 31, 2013.  This is an increase of 41 percent from the $199.5 billion of managed assets on October 31, 2012 and an increase of 4 percent from the $268.8 billion of managed assets on July 31, 2013.  The year-over-year increase in ending assets under management reflects the $34.8 billion of managed assets acquired in the December 2012 acquisition of the former Clifton Group Investment Management Company (“Clifton”) by subsidiary Parametric Portfolio Associates LLC (“Parametric”), net inflows of $24.7 billion and market price appreciation of $21.7 billion.  The sequential quarterly increase in ending assets under management reflects net inflows of $3.9 billion and market appreciation of $8.0 billion.

Average consolidated assets under management were $271.4 billion in the fourth quarter of fiscal 2013, up 38 percent from $196.6 billion in the fourth quarter of fiscal 2012 and up 3 percent from $263.7 billion in the third quarter of fiscal 2013.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $25.5 billion in the fourth quarter of fiscal 2013, up 77 percent from $14.4 billion in the fourth quarter of fiscal 2012 and down 9 percent from $28.0 billion in the third quarter of fiscal 2013. Gross redemptions and other outflows were $21.6 billion in the fourth quarter of fiscal 2013, up 76 percent from $12.3 billion in the fourth quarter of fiscal 2012 and up 13 percent from $19.2 billion in the third quarter of fiscal 2013.  Consolidated gross sales and other inflows were $97.6 billion in fiscal 2013, up 95 percent from $50.1 billion in fiscal 2012.  Gross redemptions and other outflows were $72.9 billion in fiscal 2013, up 46 percent from $49.9 billion in fiscal 2012.

As of October 31, 2013, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $16.9 billion of client assets, an increase of 40 percent from the $12.1 billion of managed assets on October 31, 2012 and an increase of 8 percent from the $15.7 billion of managed assets on July 31, 2013. Net inflows into Hexavest-managed funds and separate accounts were $0.2 billion in the fourth quarter of fiscal 2013 compared to net inflows of $0.8 billion in the fourth quarter of fiscal 2012 and net inflows of $0.5 billion in the third quarter of fiscal 2013.  Since Eaton Vance acquired its interest in Hexavest on August 6, 2012, Hexavest’s net inflows have totaled $3.1 billion and assets under management have increased by $6.0 billion, or 54 percent, from $11.0 billion at the date of acquisition.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

As of October 31, 2013, the Clifton division of Parametric managed $45.6 billion of client assets, an increase of 12 percent from the $40.7 billion of managed assets on July 31, 2013.  Net inflows into Clifton-managed funds and accounts were $3.9 billion in the fourth quarter of fiscal 2013 and $5.1 billion in the third quarter of fiscal 2013. Clifton net inflows since the December 31, 2012 acquisition have totaled $8.9 billion. Clifton-managed assets have increased by $10.8 billion, or 31 percent, from $34.8 billion at the date of acquisition.  The managed assets and flows of Clifton since the date of acquisition are included in Eaton Vance consolidated totals and reflected as assets and flows of Parametric.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	October 31,	July 31,	October 31,
	2013	2013	2012

Revenue	$356,933	$350,361	$309,889
Expenses	231,526	231,511	203,544
Operating income	125,407	118,850	106,345

Operating margin	35%	34%	34%

Non-operating (expense) income	(14,252)	(71,315)	3,993
Income taxes	(44,626)	(25,137)	(37,655)
Equity in net income of affiliates, net of tax	5,600	2,652	1,758
Net income	72,129	25,050	74,441
Net income attributable to non-controlling
and other beneficial interests	(14,977)	(1,847)	(21,323)
Net income attributable to
Eaton Vance Corp. shareholders	$57,152	$23,203	$53,118
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$69,953	$66,513	$62,988

Earnings per diluted share	$0.45	$0.18	$0.45

Adjusted earnings per diluted share(1)	$0.55	$0.52	$0.53

Fourth Quarter Fiscal 2013 vs. Fourth Quarter Fiscal 2012

In the fourth quarter of fiscal 2013, revenue increased 15 percent to $356.9 million from revenue of $309.9 million in the fourth quarter of fiscal 2012.  Investment advisory and administrative fees were up 18 percent, reflecting a 38 percent increase in average consolidated assets under management offset by lower average effective fee rates, primarily as a result of the Clifton acquisition. Performance fees contributed $3.4 million and $3.7 million to investment advisory and administrative fees in the fourth quarter of fiscal 2013 and 2012, respectively. Distribution and service fee revenues were flat in aggregate, reflecting consistent levels of managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 14 percent to $231.5 million in the fourth quarter of fiscal 2013 from $203.5 million in the fourth quarter of fiscal 2012, reflecting increases in compensation, distribution fees, amortization of deferred sales commissions, fund-related expenses and other expenses. The increase in compensation expense reflects increases in sales- and operating income-based incentives, stock-based compensation, higher employee headcount and increases in base salaries and benefits, partially driven by the acquisition of Clifton in the first quarter of fiscal 2013. Gross sales and other inflows, which drive sales-based incentives, were up 77 percent year-over-year, while pre-bonus adjusted operating income, which drives operating-income based incentives, was up 18 percent over the same period. The increase in distribution expense reflects increases in intermediary marketing support payments and discretionary marketing expenses. The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization.  The increase in fund-related expenses reflects an increase in sub-advisory expenses for Company sponsored funds managed by unaffiliated sub-advisors and increases in other fund expenses. Other expenses increased 15 percent, as increases in travel-related expenses, information technology and professional fees were partially offset by decreases in facilities-related expenses.

Operating income was up 18 percent to $125.4 million in the fourth quarter of fiscal 2013 from $106.3 million in the fourth quarter of fiscal 2012.

Non-operating expense was $14.3 million in the fourth quarter of fiscal 2013 compared to non-operating income of $4.0 million in the fourth quarter of fiscal 2012. The year-over-year change reflects a decline of $10.3 million in gains (losses) and other investment income, a $9.1 million decline in income (expense) of the Company’s consolidated collateralized loan obligation entities (“CLO”), partially offset by a $1.2 million decrease in interest expense.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 40.1 percent in the fourth quarter of fiscal 2013. Excluding the impact of CLO entities’ income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was approximately 39.2 percent for the quarter.

Equity in net income of affiliates increased $3.8 million from the fourth quarter of fiscal 2012, reflecting an increase in gains (losses) and other income on the Company’s investments in sponsored funds and an increase in the Company’s equity in the net income of Hexavest.  Equity in net income of affiliates for the fourth quarter of fiscal 2013 and 2012 includes $3.0 million and $1.9 million, respectively, of Company equity in the net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests was $15.0 million in the fourth quarter of fiscal 2013 compared to $21.3 million in the fourth quarter of fiscal 2012. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests in the fourth quarter of fiscal 2013 and 2012 includes $12.6 million and $9.9 million, respectively, of non-controlling interest value adjustments relating to our subsidiary Atlanta Capital Management. The year-over-year change also reflects a decline in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entities and a decline in net income attributable to non-controlling interest holders of the Company’s consolidated funds, partially offset by an increase in the income attributable to non-controlling interest holders of majority-owned subsidiaries.

Weighted average diluted shares outstanding increased 7.9 million shares, or 7 percent, in the fourth quarter of fiscal 2013 from the fourth quarter of fiscal 2012.  The change reflects an increase in the total number of shares outstanding due to the exercise of employee stock options and an increase in the dilutive effect of in-the-money options resulting from a 42 percent increase in the quarterly average share price of the Company’s Non-Voting Common Stock.

Fourth Quarter Fiscal 2013 vs. Third Quarter Fiscal 2013

In the fourth quarter of fiscal 2013, revenue increased 2 percent to $356.9 million from revenue of $350.4 million in the third quarter of fiscal 2013.  Investment advisory and administrative fees were up 3 percent in the fourth quarter of fiscal 2013 compared to the third quarter of fiscal 2013, reflecting a 3 percent increase in average consolidated assets under management. Performance fees contributed $3.4 million and $0.9 million to investment advisory and administrative fees in the fourth quarter of fiscal 2013 and the third quarter of fiscal 2013, respectively. Distribution and service fee revenue decreased 2 percent in aggregate, reflecting a decrease in average managed assets in fund share classes that are subject to such fees.

Operating expenses were flat at $231.5 million in the fourth quarter of fiscal 2013 as compared to the third quarter of fiscal 2013, reflecting decreases in compensation and distribution and service fees, offset by higher amortization of deferred sales commissions and increases in fund-related and other operating expenses. The decrease in compensation expense reflects decreases in operating income-based incentives and sales-based incentives, partially offset by an increase in stock-based compensation. Lower sales-based incentives reflect the 9 percent decrease in gross sales and other inflows.  The decrease in operating income-based incentives reflects lower bonus accruals in the fourth quarter of fiscal 2013. The increase in stock-based compensation relates principally to affiliate equity plans. The decrease in distribution expense reflects the $1.7 million in closed-end fund-related structuring fees paid to distribution partners in the third quarter of fiscal 2013, partially offset by an increase in discretionary marketing expenses.  The increase in amortization of deferred sales commissions largely reflects an increase in Class C share amortization. Fund-related expenses increased 28 percent due to increases in fund subsidies and other fund-related expense. Other expenses increased 2 percent, reflecting increases in travel-related expenses, information technology and professional services offset by decreases in facilities-related expenses and other corporate expenses.

Operating income was up 6 percent to $125.4 million in the fourth quarter of fiscal 2013 from $118.9 million in the third quarter of fiscal 2013.

Non-operating expense was $14.3 million in the fourth quarter of fiscal 2013 compared to $71.3 million in the third quarter of fiscal 2013.  The improvement in non-operating expense reflects the $52.9 million in costs incurred on the retirement of $250 million of the Company’s 2017 Senior Notes in the third quarter, a $3.3 million improvement in gains (losses) and other investment income, a $1.8 million decrease in interest expense offset by a $0.8 million decline in income (expense) of the Company’s consolidated CLO entities.  The improvement in gains (losses) and other investment income reflects the $3.1 million loss recognized in the third quarter on a reverse treasury lock entered into in conjunction with the retirement of the 2017 Senior Notes.  The decrease in interest expense reflects approximately $0.9 million of additional interest expense recognized in the third quarter related to the accelerated amortization of a treasury lock tied to the retired portion of the 2017 Senior Notes as well as a full quarter of reduced interest expense as a result of the debt restructuring.

Equity in net income of affiliates increased by $2.9 million in the fourth quarter of fiscal 2013 compared to the third quarter of fiscal 2013, primarily reflecting an increase in gains (losses) and other income on the Company’s investments in sponsored products.  Equity in net income of affiliates for the fourth quarter of fiscal 2013 and the third quarter of fiscal 2013 includes $3.0 million and $2.5 million, respectively, of Company equity in the net income of Hexavest.

Net income attributable to non-controlling and other beneficial interests was $15.0 million in the fourth quarter of fiscal 2013 compared to $1.8 million in the third quarter of fiscal 2013. As shown in Attachment 3, included in net income attributable to non-controlling and other beneficial interests in the fourth quarter of fiscal 2013 is $12.6 million of non-controlling interest value adjustments relating to our subsidiary Atlanta Capital Management. The sequential quarter change also reflects a $1.0 million increase in the income attributable to non-controlling interest holders of the Company’s majority-owned subsidiaries.

Balance Sheet Information

Cash and cash equivalents totaled $461.9 million on October 31, 2013, with no outstanding borrowings against the Company’s $300 million credit facility.  During fiscal 2013, the Company used $73.9 million to repurchase and retire approximately 2.0 million shares of its Non-Voting Common Stock under its repurchase authorization.  Approximately 1.9 million shares of the current 8.0 million share repurchase authorization remains unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM EST today to discuss the financial results for the three months and fiscal year ended October 31, 2013. To participate in the conference call, please call 877-407-0709 (domestic) or 201-689-8566 (international) and refer to “Eaton Vance Corp. Fourth Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 877-660-6853 (domestic) or 201-612-7415 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 13572801.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2013	Q4 2013
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2013	2013	2012	Q3 2013	Q4 2012	2013	2012	Change
Revenue:

Investment advisory and administrative fees	$301,536	$293,589	$255,063	3%	18%	$1,135,327	$988,058	15%
Distribution and underwriter fees	21,637	22,681	22,278	(5)	(3)	89,234	89,410	-
Service fees	32,039	32,259	31,221	(1)	3	126,560	126,345	-
Other revenue	1,721	1,832	1,327	(6)	30	6,382	5,223	22
Total revenue	356,933	350,361	309,889	2	15	1,357,503	1,209,036	12
Expenses:

Compensation and related costs	112,914	115,379	96,446	(2)	17	447,134	385,395	16
Distribution expense	34,973	35,452	32,956	(1)	6	139,618	130,914	7
Service fee expense	28,661	29,013	28,559	(1)	-	115,149	113,485	1
Amortization of deferred sales commissions	5,063	4,983	4,495	2	13	19,581	20,441	(4)
Fund-related expenses	10,502	8,230	6,929	28	52	34,230	27,375	25
Other expenses	39,413	38,454	34,159	2	15	148,784	138,434	7
Total expenses	231,526	231,511	203,544	-	14	904,496	816,044	11
Operating income	125,407	118,850	106,345	6	18	453,007	392,992	15
Non-operating income (expense):
Gains (losses) and other investment income, net	(4,736)	(8,027)	5,517	(41)	NM	(2,513)	18,417	NM
Interest expense	(7,399)	(9,167)	(8,580)	(19)	(14)	(33,708)	(33,930)	(1)
Loss on extinguishment of debt	(110)	(52,886)	-	NM	NM	(52,996)	-	NM
Other income (expense) of consolidated CLO entities:
Gains (losses) and other investment
income, net	6,934	1,704	12,659	307	(45)	14,815	44,706	(67)
Interest expense	(8,941)	(2,939)	(5,603)	204	60	(19,152)	(18,447)	4
Total non-operating (expense) income	(14,252)	(71,315)	3,993	(80)	NM	(93,554)	10,746	NM

Income before income taxes and equity
in net income of affiliates	111,155	47,535	110,338	134	1	359,453	403,738	(11)
Income taxes	(44,626)	(25,137)	(37,655)	78	19	(143,896)	(142,385)	1
Equity in net income of affiliates, net of tax	5,600	2,652	1,758	111	219	14,869	3,415	335
Net income	72,129	25,050	74,441	188	(3)	230,426	264,768	(13)
Net income attributable to non-controlling
and other beneficial interests	(14,977)	(1,847)	(21,323)	711	(30)	(36,585)	(61,303)	(40)
Net income attributable to
Eaton Vance Corp. Shareholders	$57,152	$23,203	$53,118	146	8	$193,841	$203,465	(5)

Earnings per share:
Basic	$0.47	$0.19	$0.46	147	2	$1.60	$1.76	(9)
Diluted	$0.45	$0.18	$0.45	150	-	$1.53	$1.72	(11)

Weighted average shares outstanding:
Basic	117,419	117,594	112,504	-	4	116,597	112,359	4
Diluted	123,431	123,872	115,524	-	7	122,444	115,126	6

Dividends declared per share	$0.22	$0.20	$0.20	10	10	$1.82	$0.77	136

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2013 vs.	Q4 2013 vs.	October 31,	October 31,	%
(in thousands, except per share figures)	2013	2013	2012	Q3 2013	Q4 2012	2013	2012	Change

Net income attributable to Eaton
Vance Corp. shareholders	$57,152	$23,203	$53,118	146%	8%	$193,841	$203,465	(5)%

Non-controlling interest value
adjustments	12,602	405	9,870	NM	28	24,320	19,866	22

Closed-end fund structuring fees,
net of tax	131	1,043	-	(87)	NM	2,851	-	NM

Loss on extinguishment of debt, net of tax *	68	35,171	-	NM	NM	35,239	-	NM

Settlement of state tax audit	-	6,691	-	NM	NM	6,691	-	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$69,953	$66,513	$62,988	5	11	$262,942	$223,331	18

Earnings per diluted share	$0.45	$0.18	$0.45	150	-	$1.53	$1.72	(11)

Non-controlling interest value
adjustments	0.10	-	0.08	NM	25	0.19	0.17	12

Closed-end fund structuring fees,
net of tax	-	0.01	-	NM	NM	0.02	-	NM

Loss on extinguishment of debt, net of tax	-	0.28	-	NM	NM	0.28	-	NM

Settlement of state tax audit	-	0.05	-	NM	NM	0.05	-	NM

Special dividend adjustment	-	-	-	NM	NM	0.01	-	NM

Adjusted earnings per diluted share	$0.55	$0.52	$0.53	6	4	$2.08	$1.89	10

* The loss on extinguishment of debt consists of a $53.0 million loss on extinguishment of debt, a $3.1 million loss on a reverse treasury lock entered into in conjunction with the retirement of debt and $0.9 million of additional interest related to the accelerated amortization of a treasury lock tied to the retired portion of the debt.

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Fiscal Year Ended
				% Change	% Change
	October 31,	July 31,	October 31,	Q4 2013 vs.	Q4 2013 vs.	October 31,	October 31,	%
(in thousands)	2013	2013	2012	Q3 2013	Q4 2012	2013	2012	Change

Consolidated funds	$209	$(206)	$1,186	NM %	(82)%	$4,095	$4,353	(6)%

Majority-owned subsidiaries	5,024	4,007	4,053	25	24	16,620	14,518	14

Non-controlling interest value
adjustments	12,602	405	9,870	NM	28	24,320	19,866	22

Consolidated CLO entity	(2,858)	(2,359)	6,214	21	NM	(8,450)	22,566	NM

Net income attributable to non-controlling
and other beneficial interests	$14,977	$1,847	$21,323	711	(30)	$36,585	$61,303	(40)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	October 31,	October 31,
	2013	2012
Assets

Cash and cash equivalents	$461,906	$462,076
Investment advisory fees and other receivables	170,220	133,589
Investments	536,323	486,933
Assets of consolidated collateralized loan obligation ("CLO") entities:
Cash and cash equivalents	36,641	36,758
Bank loans and other investments	685,681	430,583
Other assets	5,814	1,107
Deferred sales commissions	17,923	19,336
Deferred income taxes	61,139	51,234
Equipment and leasehold improvements, net	48,746	54,889
Intangible assets, net	74,534	59,228
Goodwill	228,876	154,636
Other assets	79,446	89,122
Total assets	$2,407,249	$1,979,491

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$169,953	$145,338
Accounts payable and accrued expenses	58,529	59,397
Dividend payable	26,740	23,250
Debt	573,499	500,000
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations and line of credit	586,916	446,605
Other liabilities	129,257	766
Other liabilities	115,960	91,785
Total liabilities	1,660,854	1,267,141
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	74,856	98,765
Total temporary equity	74,856	98,765

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 399,240 and 413,167 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 121,232,506 and 115,878,384 shares, respectively	474	453
Additional paid-in capital	124,837	26,730
Notes receivable from stock option exercises	(7,122)	(4,155)
Accumulated other comprehensive (loss) income	(177)	3,923
Appropriated retained earnings	10,249	18,699
Retained earnings	541,521	566,420
Total Eaton Vance Corp. shareholders' equity	669,784	612,072
Non-redeemable non-controlling interests	1,755	1,513
Total permanent equity	671,539	613,585
Total liabilities, temporary equity and permanent equity	$2,407,249	$1,979,491

					Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)
	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2013	2013	2012	2013	2012
Equity assets - beginning of period(2)	$90,774	$89,534	$80,260	$80,782	$84,281
Sales and other inflows	3,167	4,056	3,828	16,989	16,572
Redemptions/outflows	(5,324)	(4,185)	(5,902)	(19,459)	(26,033)
Net flows	(2,157)	(129)	(2,074)	(2,470)	(9,461)
Assets acquired(3)	-	-	-	1,572	-
Exchanges	166	46	48	328	15
Market value change	4,802	1,323	2,548	13,373	5,947
Equity assets - end of period	$93,585	$90,774	$80,782	$93,585	$80,782
Fixed income assets - beginning of period	45,821	49,949	48,198	49,003	43,708
Sales and other inflows	2,149	2,065	3,140	10,881	12,278
Redemptions/outflows	(3,697)	(3,595)	(2,752)	(14,015)	(9,455)
Net flows	(1,548)	(1,530)	388	(3,134)	2,823
Assets acquired(3)	-	-	-	472	-
Exchanges	(151)	(277)	13	(510)	84
Market value change	89	(2,321)	404	(1,620)	2,388
Fixed income assets - end of period	$44,211	$45,821	$49,003	$44,211	$49,003
Floating-rate income assets -
beginning of period	38,170	33,679	25,245	26,388	24,322
Sales and other inflows	5,742	6,636	2,188	21,729	7,401
Redemptions/outflows	(2,207)	(2,152)	(1,387)	(6,871)	(5,662)
Net flows	3,535	4,484	801	14,858	1,739
Exchanges	145	169	21	397	45
Market value change	(29)	(162)	321	178	282
Floating-rate income assets - end
of period	$41,821	$38,170	$26,388	$41,821	$26,388
Alternative assets - beginning of period	16,098	16,022	10,612	12,864	10,650
Sales and other inflows	1,271	2,348	3,167	8,195	6,736
Redemptions/outflows	(1,903)	(1,770)	(909)	(5,688)	(4,348)
Net flows	(632)	578	2,258	2,507	2,388
Assets acquired(3)	-	-	-	650	-
Exchanges	(47)	(22)	(19)	(184)	(94)
Market value change	(207)	(480)	13	(625)	(80)
Alternative assets - end of period	$15,212	$16,098	$12,864	$15,212	$12,864
Implementation services assets -
beginning of period(4)	77,673	70,966	28,323	30,302	24,574
Sales and other inflows	13,177	12,933	2,115	39,841	7,096
Redemptions/outflows	(8,490)	(7,504)	(1,320)	(26,887)	(4,411)
Net flows	4,687	5,429	795	12,954	2,685
Assets acquired(3)	-	-	-	32,064	-
Exchanges	(104)	-	-	(118)	(1)
Market value change	3,381	1,278	1,184	10,435	3,044
Implementation services assets -
end of period	$85,637	$77,673	$30,302	$85,637	$30,302
Long-term assets - beginning of period	268,536	260,150	192,638	199,339	187,535
Sales and other inflows	25,506	28,038	14,438	97,635	50,083
Redemptions/outflows	(21,621)	(19,206)	(12,270)	(72,920)	(49,909)
Net flows	3,885	8,832	2,168	24,715	174
Assets acquired(3)	-	-	-	34,758	-
Exchanges	9	(84)	63	(87)	49
Market value change	8,036	(362)	4,470	21,741	11,581
Total long-term assets - end of period	$280,466	$268,536	$199,339	$280,466	$199,339
Cash management fund assets -
end of period	203	219	169	203	169
Total assets under management -
end of period	$280,669	$268,755	$199,508	$280,669	$199,508

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances include assets in balanced accounts holding income securities.
(3) Balances represent Clifton assets acquired on December 31, 2012.
(4) Balances represent amounts reclassified from equity for fiscal 2012 periods.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2013	2013	2012	2013	2012
Long-term fund assets - beginning of period	$129,042	$127,014	$110,257	$113,249	$111,705
Sales and other inflows	10,299	11,597	7,261	43,606	27,080
Redemptions/outflows	(8,653)	(7,932)	(6,410)	(29,970)	(30,895)
Net flows	1,646	3,665	851	13,636	(3,815)
Assets acquired(2)	-	-	-	638	-
Exchanges	(17)	(241)	-	(279)	(13)
Market value change	2,527	(1,396)	2,141	5,954	5,372
Long-term fund assets - end of period	$133,198	$129,042	$113,249	$133,198	$113,249

Institutional separate account assets -
beginning of period	89,473	84,724	40,285	43,338	38,003
Sales and other inflows	12,742	13,480	5,149	41,108	12,496
Redemptions/outflows	(9,756)	(8,901)	(3,535)	(31,548)	(10,514)
Net flows	2,986	4,579	1,614	9,560	1,982
Assets acquired(2)	-	-	-	34,120	-
Exchanges	26	152	27	183	38
Market value change	3,239	18	1,412	8,523	3,315
Institutional separate account assets -
end of period	$95,724	$89,473	$43,338	$95,724	$43,338

High-net-worth separate account assets -
beginning of period	19,071	18,027	14,682	15,036	13,256
Sales and other inflows	832	1,055	498	4,763	3,609
Redemptions/outflows	(1,313)	(614)	(657)	(3,699)	(2,283)
Net flows	(481)	441	(159)	1,064	1,326
Exchanges	(1)	(9)	9	(16)	(990)
Market value change	1,110	612	504	3,615	1,444
High-net-worth separate account
assets - end of period	$19,699	$19,071	$15,036	$19,699	$15,036

Retail managed account assets -
beginning of period	30,950	30,385	27,414	27,716	24,571
Sales and other inflows	1,633	1,906	1,530	8,158	6,898
Redemptions/outflows	(1,899)	(1,759)	(1,668)	(7,703)	(6,217)
Net flows	(266)	147	(138)	455	681
Exchanges	1	14	27	25	1,014
Market value change	1,160	404	413	3,649	1,450
Retail managed account assets -
end of period	$31,845	$30,950	$27,716	$31,845	$27,716

Total long-term assets - beginning
of period	268,536	260,150	192,638	199,339	187,535
Sales and other inflows	25,506	28,038	14,438	97,635	50,083
Redemptions/outflows	(21,621)	(19,206)	(12,270)	(72,920)	(49,909)
Net flows	3,885	8,832	2,168	24,715	174
Assets acquired(2)	-	-	-	34,758	-
Exchanges	9	(84)	63	(87)	49
Market value change	8,036	(362)	4,470	21,741	11,581
Total long-term assets - end of period	$280,466	$268,536	$199,339	$280,466	$199,339

Cash management fund assets -
end of period	203	219	169	203	169

Total assets under management -
end of period	$280,669	$268,755	$199,508	$280,669	$199,508

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Balances represent Clifton assets acquired on December 31, 2012.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2013	2013	Change	2012	Change
Eaton Vance Management(2)	$144,693	$143,229	1%	$131,004	10%
Parametric	117,044	107,192	9%	53,332	119%
Atlanta Capital	18,932	18,334	3%	15,172	25%
Total	$280,669	$268,755	4%	$199,508	41%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2013	2013	Change	2012	Change
Equity(2)	$93,585	$90,774	3%	$80,782	16%
Fixed income	44,211	45,821	-4%	49,003	-10%
Floating-rate income	41,821	38,170	10%	26,388	58%
Alternative	15,212	16,098	-6%	12,864	18%
Implementation services	85,637	77,673	10%	30,302	183%
Cash management	203	219	-7%	169	20%
Total	$280,669	$268,755	4%	$199,508	41%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Balances include assets in balanced accounts holding income securities.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)
	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2013	2013	2012 (2)	2013	2012 (2)
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning
of period(1)	$173	$161	$-	$37	$-
Sales and other inflows	30	19	36	162	36
Redemptions/outflows	(3)	(6)	-	(15)	-
Net flows	27	13	36	147	36
Market value change	11	(1)	1	27	1
Eaton Vance sponsored funds - end
of period	$211	$173	$37	$211	$37
Eaton Vance distributed separate accounts -
beginning of period(3)	$1,515	$1,283	$-	$-	$-
Sales and other inflows	4	227	-	1,381	-
Redemptions/outflows	(32)	(1)	-	(33)	-
Net flows	(28)	226	-	1,348	-
Market value change	87	6	-	226	-
Eaton Vance distributed separate accounts -
end of period	$1,574	$1,515	$-	$1,574	$-
Total Eaton Vance distributed - beginning
of period	$1,688	$1,444	$-	$37	$-
Sales and other inflows	34	246	36	1,543	36
Redemptions/outflows	(35)	(7)	-	(48)	-
Net flows	(1)	239	36	1,495	36
Market value change	98	5	1	253	1
Total Eaton Vance distributed - end
of period	$1,785	$1,688	$37	$1,785	$37
Hexavest directly distributed - beginning
of period(4)	$14,046	$13,831	$10,956	$12,073	$10,956
Sales and other inflows	699	785	1,047	2,703	1,047
Redemptions/outflows	(488)	(530)	(318)	(1,853)	(318)
Net flows	211	255	729	850	729
Market value change	879	(40)	388	2,213	388
Hexavest directly distributed - end
of period	$15,136	$14,046	$12,073	$15,136	$12,073
Total Hexavest assets - beginning of period	$15,734	$15,275	$10,956	$12,110	$10,956
Sales and other inflows	733	1,031	1,083	4,246	1,083
Redemptions/outflows	(523)	(537)	(318)	(1,901)	(318)
Net flows	210	494	765	2,345	765
Market value change	977	(35)	389	2,466	389
Total Hexavest managed assets - end of period	$16,921	$15,734	$12,110	$16,921	$12,110

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton
Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Reflects activity from August 6, 2012, the date Eaton Vance acquired its 49 percent equity interest in Hexavest through October 31, 2012.
(3)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution, but not management, revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(4)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.

Footnotes

1() Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.